Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Fidelity Rutland Square Trust: PAS Core Income Fund of Funds and PAS Income Opportunities Fund of Funds, which are included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 19, 2007